AMENDMENT NO. 5 TO INVESTMENT SUBADVISORY AGREEMENT
     This Amendment (“Amendment”) to the Investment Subadvisory Agreement (defined below), is effective as of January 18, 2013, by and among Vantagepoint Investment Advisers, LLC, a Delaware limited liability company (“Client”), Mellon Capital Management Corporation, a Delaware corporation (“Subadviser”), and The Vantagepoint Funds, a Delaware statutory trust (the “Funds”).
     WHEREAS, the Client, Subadviser and the Funds entered into an Investment Subadvisory Agreement dated December 29, 2003, as amended (the “Agreement”), with respect to the Vantagepoint Mid/Small Company Index Fund;
     WHEREAS, the Client, Subadviser and the Funds desire to further amend the Agreement as set forth below.
     NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the parties hereto agree as follows:
1.	Schedule A (Fee Schedule) to the Agreement is hereby deleted and replaced with the new Schedule A (Fee Schedule) attached to this Amendment.

2.	Section 23 (Wilshire Index Notice) of the Agreement shall be deleted effective May 1, 2013.

3.	All other provisions of the Agreement, as previously amended, remain in full force and effect.

4.	Unless otherwise defined in this Amendment, all terms used in this Amendment shall have the same meaning given to them in the Agreement.

5.	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, THE PARTIES HERETO EXECUTE THIS AMENDMENT:

THE VANTAGEPOINT FUNDS, on behalf of the Vantagepoint Mid/Small Company Index Fund

By:
Angela Montez, Secretary
The Vantagepoint Funds

Date:	January 18, 2013

Approved by:
Wayne Wicker, Chief Investment Officer
Vantagepoint Investment Advisers, LLC

Date: January 18, 2013

VANTAGEPOINT INVESTMENT ADVISERS, LLC

By:
Angela Montez, Assistant Secretary

Date:	January 18, 2013

Approved by:
Wayne Wicker, Chief Investment Officer
Vantagepoint Investment Advisers, LLC

Date: January 18, 2013

MELLON CAPITAL MANAGEMENT CORPORATION

By:

Title:

Date:

Schedule A
VANTAGEPOINT INVESTMENT ADVISERS, LLC
THE VANTAGEPOINT FUNDS
Fee Schedule
For
Mellon Capital Management Corporation
Vantagepoint Mid/Small Company Index Fund
The Subadviser’s quarterly fee shall be calculated based on the average daily net asset value of the assets under the Subadviser’s management as provided by the Custodian, based on the following annual rate:

First $400 million	0.0175%
Over $400 million	0.0100%